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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 13, 2007

Yadkin Valley Financial Corporation

North Carolina	56-0905827
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina (Address of principal executive offices)	28621-3404 (Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure
Yadkin Valley Financial Corporation (Nasdaq: YAVY — news) presents information to investors at the Howe Barnes Hoefer & Arnett Annual Bank Conference, being held in Chicago, Illinois on August 13th and 14th. Edwin Laws, Vice President and Chief Financial Officer, and Steve Robinson, Executive Vice President, will present at the conference on Monday, August 13th and Tuesday, August 14th. The Company’s Power Point slide presentation will also be available on the Bank’s website by noon on Monday, August 13, 2007.
Yadkin Valley Bank and Trust Company, a community bank headquartered in Elkin, North Carolina, serves customers from twenty-four full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices are located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), East Bend, Jonesville and Yadkinville (Yadkin County), and Pfafftown (Forsyth County) . The offices in Mooresville and Statesville (Iredell County), Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank.” Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank.” On April 16, 2007, the Bank opened a loan production office in Wilmington, North Carolina under the Yadkin Valley Bank name. Sidus Financial, LLC, as subsidiary of the Bank, provides mortgage lending services to customers in North Carolina, South Carolina, Virginia, Alabama, Arkansas, Delaware, Florida, Georgia, Kentucky, Louisiana, Maryland, Mississippi, Pennsylvania, Tennessee and West Virginia.
Item 9.01 (d)

Exhibits
99.1	Press Release

99.2	Slide Presentation
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

By:	/s/ Edwin E. Laws Edwin E. Laws
Vice President and Chief Financial Officer

Date: August 13, 2007